SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 8, 2006
REMOTE DYNAMICS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)
1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 301-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 8, 2006, we disclosed the appointment by our Board of Directors of Phillip K. Hunter, age 64, to serve on the Board of Directors. No family relationship exists between any of our officers, directors or principal shareholders and Mr. Hunter. Mr. Hunter has held numerous senior executive positions with IBM, GE Capital, Compaq Computer Corp, EDS and D.E. Shaw & Co. From November 2000 to January 2004, Mr. Hunter held the position of Chief Strategy Officer at D.E. Shaw Development LLC. From November 1999 to November 2000, Mr. Hunter held the position of Corporate Vice President and President of the Northeast region for I-Solutions U.S. Mr. Hunter holds a Bachelor of Science degree in Business Management from Fordham University, Marymount College.
     On July 11, 2006, we disclosed the appointment by our Board of Directors of Chris Phillips, age 34, to serve on the Board of Directors. No family relationship exists between any of our officers, directors or principal shareholders and Mr. Phillips, although he is a member of Midtown Partners & Co., LLC (“Midtown”), which served as the broker for the Company’s capital raise in February. Midtown also loaned the Company $20,125.00 as part of the capital raise. As a result of this transaction, Mr. Phillips owns a beneficial interest in 1,720,613 warrants. In addition, Mr. Phillips is the managing member of Pasco Capital, LLC which loaned the Company $28,750.00 in the February 2006 capital raise and received 368,750 warrants as part of that transaction. Since August 2004, Mr. Phillips has served as the President of Apogee Financial Investments, Inc., a merchant bank and NASD licensed broker-dealer. From August 2000 to August 2004, Mr. Phillips had been the Chief Financial Officer of a consulting company. Mr. Phillips currently serves as a Board Member of Telzuit Medical Technologies, Inc. (OTCBB:TZMT) and Quest Oil (OTCBB:QOIL) and as an advisory board member for a number of additional public and private companies. Mr. Phillips holds a Bachelors of Science Degree in Accounting and Finance and a Masters of Accountancy, with a concentration in Tax, from the University of Florida. Mr. Phillips is a Florida licensed Certified Public Accountant.
     In accordance with the Company’s By-Laws, all of our executive officers are appointed by the Board of Directors to serve until their successors are appointed. Mr. Hunter and Mr. Phillips will serve as directors until the next annual meeting of our shareholders or until each successor is elected and qualified. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Hunter has a material interest subject to disclosure under Items 404(a) and 404(b) of Regulation S-B of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, Inc.

/s/ Neil Read

Neil Read
Vice President, Chief Financial Officer, Treasurer and
Secretary

Date: July 13, 2006